WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.




                           COMTREX SYSTEMS CORPORATION

                SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS

                    YEARS ENDED MARCH 31, 1998, 1997 AND 1996








Column A                                Column B         Column C          Column C          Column D           Column E
--------------                      ------------     ------------      ------------     -------------       ------------

                                                          Charged           Charged                              Balance
                                      Balance at         to costs                to                                   at
                                       beginning              and             other                               end of
Description                            of period         expenses          accounts        Deductions             period
-----------                            ---------         --------          --------        ----------             ------
Year ended March 31, 1996:

 Reserve for bad debts              $     180,826    $       44,780    $           -    ($     58,864)(1)   $    166,742
                                    =============    ==============    =============     =============      ============

 Reserve for excess and
  obsolete inventory                $      54,992    $       75,609    $           -    ($     42,546)(1)   $     88,055
                                    =============    ==============    =============     ============       ============

Year ended March 31, 1997:

 Reserve for bad debts              $     166,742    $       51,664    $           -    ($     31,696)(1)       $186,710
                                    =============    ==============    =============     ============           ========

 Reserve for excess and
  obsolete inventory                $      88,055    $      120,232    $           -    ($     19,090)(1)       $189,197
                                    =============    ==============    =============     ============           ========

Year ended March 31, 1998:

                                                                                        ($     30,450)(1)
 Reserve for bad debts              $     186,710    $        1,670    $      32,445(3) ($     58,887)(2)       $131,488
                                    =============    ==============    =============     ============           ========

 Reserve for excess and                                                                 ($     90,853)(1)
  obsolete inventory                $     189,197    $            -    $           -    ($     37,920)(2)       $ 60,424
                                    =============    ==============    =============    =============           ========





(1) Write-offs against reserve
(2) Adjustment of reserve to year end balance
(3) Opening balance of subsidiary's valuation account at date of acquisition



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<ARTICLE> 5
<MULTIPLIER> 1

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                           313,617
<SECURITIES>                                           0
<RECEIVABLES>                                  1,842,642
<ALLOWANCES>                                     131,488
<INVENTORY>                                    1,180,783
<CURRENT-ASSETS>                               3,311,888
<PP&E>                                         1,895,007
<DEPRECIATION>                                 1,141,929
<TOTAL-ASSETS>                                 4,803,533
<CURRENT-LIABILITIES>                          1,441,530
<BONDS>                                                0
<PREFERRED-MANDATORY>                              3,584
<PREFERRED>                                            0
<COMMON>                                               0
<OTHER-SE>                                     5,557,092
<TOTAL-LIABILITY-AND-EQUITY>                   4,803,533
<SALES>                                        6,382,948
<TOTAL-REVENUES>                               6,382,948
<CGS>                                          3,562,600
<TOTAL-COSTS>                                  6,086,580
<OTHER-EXPENSES>                                       0
<LOSS-PROVISION>                                (57,217)
<INTEREST-EXPENSE>                                45,276
<INCOME-PRETAX>                                  251,092
<INCOME-TAX>                                      94,109
<INCOME-CONTINUING>                              156,983
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                   84,416
<CHANGES>                                              0
<NET-INCOME>                                     241,399
<EPS-PRIMARY>                                        .05
<EPS-DILUTED>                                        .07



                                       84

